Exhibit 11

                            ASR INVESTMENTS CORP.
                       CALCULATION OF EARNING PER SHARE
              FOR THE QUARTERS AND YEAR ENDED DECEMBER 31, 1994
                                (IN THOUSANDS)
                                1ST QUARTER      2ND QUARTER      3RD QUARTER     4TH QUARTER         YEAR
                               --------------  ---------------  ---------------  --------------  --------------
PRIMARY EARNINGS PER SHARE
Number Average common shares
  outstanding................      15,499,993       15,499,993       15,499,993      15,499,993      15,499,993
                               ==============  ===============  ===============  ==============  ==============
Net Income...................      $1,218,000       $2,699,000       $2,074,000      $1,711,000      $7,702,000
Primary Earnings per Share...           $0.08            $0.17            $0.13           $0.12           $0.50
                               ==============  ===============  ===============  ==============  ==============

FULLY DILUTED EARNINGS PER SHARE
Number Average common shares
  outstanding................      15,499,993       15,499,993       15,499,993      15,499,993      15,499,993
                               --------------  ---------------  ---------------  --------------  --------------
Exercisable, in the money,
  stock options..............          12,088          245,570          418,333         403,246         312,979
                               --------------  ---------------  ---------------  --------------  --------------
    Total Shares.............      15,512,081       15,903,239       15,745,563      15,918,326      15,812,972
                               ==============  ===============  ===============  ==============  ==============
Net Income...................      $1,218,000       $2,699,000       $2,074,000      $1,711,000      $7,702,000
Fully Diluted Earnings per
  Share......................           $0.08            $0.17            $0.13           $0.11           $0.49
                               ==============  ===============  ===============  ==============  ==============